Exhibit 10.3

LOAN AGREEMENT

Dated 8 March 2018 between

TITAN AMERICA LLC

as Borrower and

TITAN GLOBAL FINANCE PLC

as Lender

THIS AGREEMENT is dated 8 March 2018.

BETWEEN:

(1)

TITAN AMERICA LLC, a company organized and existing under the laws of the United States of America, with its head office and registered address at 1151 Azalea Garden Road, Norfolk Virginia, 23502, U.S.A., as Borrower (the Borrower); and

(2)

TITAN GLOBAL FINANCE PLC, a company organized and existing under the laws of England, with its registered office at Shed 12, King George Dock, Hull HU9 5PR, United Kingdom, with registered number 6199510, as Lender (the Lender).

WHEREAS:

(A)	The Borrower is an affiliate of the Lender.

(B)	The Lender has agreed to make available to the Borrower a loan of EUR 75,000,000.-

(C)	IT IS HEREBY AGREED:

1.	DEFINITIONS

In this Agreement:

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in London, New York and:

(a)	if on that day a payment in or a purchase of a currency (other than Euro) is to be made, the principal financial center of the country of that currency; or

(b)	if on that day a payment in or a purchase of Euro is to be made, which is also a TARGET Day.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loan which disruption is not caused by, and is beyond the control of the Borrower and/or the Lender; or

(b)

the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of the Borrower and/or the Lender, preventing them from performing its payment obligations or from communicating with each other in accordance with the terms of the Loan.

“Euro”, “EUR” and “€” denote the single currency unit of the Participating Member States of the European Monetary Union.

“Finance Documents” means this agreement and any other document designated as such by the Lender and the Borrower.

“Group” means the Borrower and its Subsidiaries for the time being;

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary;

“Indebtedness for Borrowed Money” means any indebtedness (whether being principal, interest, or other amounts) for or in respect of any notes, bonds, debentures, debenture stock, loan stock or other securities or any borrowed money or any liability under or in respect of any acceptance or acceptance credit other than intra-Group indebtedness.

“Indebtedness” means any indebtedness of any person for money borrowed or raised including (without limitation) any indebtedness for or in respect of:

(a)	amounts raised by acceptance under any acceptance credit facility;

(b)	amounts raised under any note purchase facility;

(c)

the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with applicable law and generally accepted accounting principles, be treated as a finance or capital lease;

(d)	amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing.

“Material Adverse Effect”: any event or circumstance which, in the opinion of the Lender:

(a)	is likely to materially and adversely affect the Borrower’s ability to perform or otherwise comply with all or any of its material obligations under the Finance Documents;

(b)	is likely to materially and adversely affect the business, operations, property, condition (financial or otherwise) or prospects of the Borrower; or

(c)	is likely to result in any Finance Document not being legal, valid and binding on, and enforceable in accordance with its terms against, the Borrower.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Permitted Reorganization” means

(a)	an amalgamation, demerger, merger, consolidation, reconstruction or a transaction involving the transfer of shares (‘the ‘Reorganization’) on a solvent basis of:

1.	Any member of the Group (other than the Borrower); or

2.	The Borrower, provided that:

i.	The entity resulting from or surviving the Reorganization is the Borrower; and

ii.	After such transaction the Borrower has retained title in and continues to hold all or substantially all of its assets and property existing prior to that transaction; and

iii.	The relevant transaction involving the Borrower is confirmed by an opinion of counsel satisfactory to the Lender to constitute a valid Reorganization under the laws of the relevant jurisdiction.

(b)	the solvent liquidation of any member of Titan Group (other than the Borrower)

“Project Finance Company” means any company, partnership or other legal entity (whether or not a member of the Group) where its (or one or more of its Subsidiaries’) principal assets and business are constituted by the ownership, creation, exploitation, acquisition, development and/or operation of an asset or project whether directly or indirectly, and where none of its indebtedness or that of one or more of its Subsidiaries in respect of the financing of such ownership, creation, exploitation, acquisition, development and/or operation of an asset or project benefits from any recourse whatsoever to any member of the Group other than:

(a)	the assets comprised in the project; or

(b)	the Project Finance Company itself or another Project Finance Company; or

(c)	to such other member of the Group’s shareholding, investment or other interest in such company, partnership or legal entity; or

(d)	to such other member of the Group under any form of assurance, undertaking or support, where:

1.	the recourse is limited to a claim for damages (not being liquidated damages or damages required to be calculated in a specified way) for breach of any obligation; and

2.

the obligation is not in any way a guarantee, indemnity or other assurance against financial loss or an obligation to ensure compliance by another with a financial ratio or other test of financial condition.

“Project Finance Indebtedness” means any indebtedness incurred to finance the ownership, creation, exploitation, acquisition, construction, development and/or operation of an asset or project:

(a)	which is incurred by a Project Finance Company; or

(b)

in respect of which the person or persons to whom such indebtedness is or may be owed by the relevant debtor (whether or not a member of the Group) have no recourse whatsoever for the repayment of or payment of any sum relating to such indebtedness to any member of the Group other than recourse to:

1.	such debtor or any one or more of its Subsidiaries for amounts limited to the aggregate cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset; and/or

2.

such debtor or any one or more of its Subsidiaries or any shareholder of such debtor for the purpose only of enabling amounts to be claimed in respect of such indebtedness in an enforcement of any encumbrance given by such debtor over the assets comprised in the project (or given by any shareholder of such debtor over its investment in such debtor) or the income, cash flow or other proceeds deriving therefrom to secure such indebtedness provided that (A) the extent of such recourse to such debtor or any one or more of its Subsidiaries or any shareholder of such debtor or any one or more of its Subsidiaries or any shareholder of such debtor is limited solely to the amount of any recoveries made on any such enforcement, and (B) if the assets comprised in the project do not represent all or substantially all of the assets of the Project Finance Company’s business, such person or persons are not entitled, by virtue of any right or claim arising out of or in connection with such indebtedness, to commence proceedings for the winding up or dissolution of the debtor or the shareholder of such debtor or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the debtor or any of its assets (save for the assets such subject of such encumbrance).

“Relevant Indebtedness” means any Indebtedness which is in the form of or represented by any bond, note, debenture, debenture stock, loan stock, certificate or other instrument which is, or is capable of being, listed, quoted or traded on any stock exchange or in any securities market (including, without limitation, any over-the counter market) other than Project Finance indebtedness and Securitization Indebtedness.

“Securitization Indebtedness” means indebtedness issued pursuant to a securitization program relating to trade receivables operated by any member of the Group where the recourse of the holders of such debt is limited to the proceeds of and recoveries from such receivables and which involves the sale of trade receivables on terms whereby there is no recourse to the relevant member of the Group selling such receivables other than customary recourse limited to damages for breach of a warranty relating to the receivables or breach of undertaking relating to the origination, management and/or collection of the receivables negotiated on an arm’s length basis.

“Security Interest” means any mortgage, mortgage pre-notice, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction.

“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, solely by the first mentioned company or corporation;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises interlinked national real time gross settlement systems and the European Central Bank’s payment mechanism and which began operations on 4 January 1999.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means:

(a)	until such time as TARGET is permanently closed down and ceases operations any day on which both TARGET and TARGET2 are; and

(b)	following such time as TARGET is permanently closed down and ceased operations, any day on which TARGET2 is, open for the settlement of payments in Euro.

2.	THE LOAN

(a)	The Lender will advance to the Borrower not later than 9th of March 2018, a loan (the “Loan”) in an amount of EUR 75,000,000 (the “Loan Amount”).

(b)	The Loan is denominated in Euros.

3.	PURPOSE

The Loan may be used for general corporate purposes.

4.	BORROWER’S ACCOUNT

The Loan amount will be credited to the account number with IBAN GB39MIDL40051574121733 in the name of the Borrower at HSBC BANK PLC, London Branch (S.W.LF.T.: MIDLGB22XXX) (or such other account located in England as the Borrower notifies to the Lender in writing from time to time) (the “Borrower’s Account”).

5.	REPAYMENT

(a)	The Loan shall be repaid by the Borrower on 15/11/2024 (the “Repayment Date”).

(b)	The Borrower may repay or prepay the Loan in whole or in part at any time with additional costs, subject to a prior notice of not less than three Business Days given by the Borrower to the Lender.

6.	INTEREST

(a)	The Borrower will pay interest on the Loan at a rate determined by the Lender to be 2.60 per cent per annum. (the “Lending Rate”)

(b)

Interest will accrue from day to day on the outstanding amount of the Loan and be payable in arrears on the last day of each successive period (each an “Interest Period”). The first Interest Period commences on the advance of the Loan and is expiring on 16/5/2018. Each subsequent Interest Period commences at the end of the preceding one and will be for six months, namely 16/11/2018, 16/05/2019, 15/11/2019, 15/05/2020, 16/11/2020, 17/05/2021, 16/11/2021, 16/05/2022, 16/11/2022, 16/05/2023, 16/11/2023, 16/05/2024, 15/11/2024. Interest accrued to the date on which the Loan is prepaid or repaid will be paid on the prepayment or repayment date. Interest for all interest periods is calculated on an actual/actual basis.

(c)

Interest will also accrue on any overdue sum and will be payable (both before and after judgment) on demand at the aggregate of the Lending Rate and the rate representing the Lender’s additional cost of funding the overdue sum from such sources and in respect of such periods as the Lender may choose. The Lender will specify in its demand the amount of such interest and the manner in which it was calculated.

7.	FEES

The Borrower will pay an amount of EUR 600,000 as Arrangement Fees to the Lender, not later than one month after the date of this agreement.

8.	PAYMENTS

(a)

All payments by the parties are to be made in immediately available funds, in the relevant currency and for value on the due date to a designated account, such account to have been notified in writing to the other party at least three Business Days in advance of the relevant payment. Unless the Lender advises the Borrower in writing otherwise, the account into which the Borrower must make all payments to the Lender (including, for the avoidance of doubt, payments of interest) is account number 68015949 (IBAN No. GB51 MIDL 4005 1568 0159 49) in the name of the Lender at the HSBC BANK PLC, London Branch (or such other account located in England as the Lender notifies to the Borrower in writing from time to time).

(b)	The relevant currency is:

1.	in respect of interest, Euros;

2.	in respect of a repayment or prepayment of any principal amount, Euros;

3.	in respect of amounts payable by the Borrower to the Lender hereunder in respect of taxes, fees, costs and expenses, the currency in which such amounts are incurred by the Lender; and

4.	in respect of each other amount, Euros.

(c)	The Borrower must make all payments without set-off or counterclaim and without any deduction. If the Borrower is required to make any deductions, then it must:

1.	make the minimum deduction allowed by law and must make any payment required in connection with that deduction within the time allowed by law; and

2.	pay at the same time as the time of the payment additional amounts to ensure receipt by the Lender of the full amount which the Lender would have received but for such deduction.

(d)	The Borrower will pay:

1.	all funding breakage costs of the Lender and any stamp duties in connection with this Agreement;

2.	such amount as is necessary to indemnify the Lender against the consequences of any non-compliance or default by the Borrower;

3.	all costs including legal fees incurred by the Lender in connection with the enforcement of this Agreement; and

4.	losses flowing from any judgment or claim being payable in a different currency from that agreed hereunder.

9. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

The Borrower represents and warrants, on the date of this agreement that:

(a)	all necessary corporate and other action has been taken to authorise it to enter into the Finance Documents and perform the transactions contemplated in them;

(b)	its obligations under the Finance Documents are legal, valid, binding and enforceable.

(c)	at all times carry on and conduct its affairs and procure its subsidiaries to carry on and conduct their respective affairs in a proper and efficient manner.

(d)	give or procure to be given to the Lender such opinions, certificates, information and evidence as it shall reasonably require and in such form as it shall require.

(e)	cause to be prepared and certified by the Auditors in respect of each financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements.

(f)	at all times keep and procure its subsidiaries to keep proper books of accounts.

10. EVENTS OF DEFAULT

(a)	Non-payment

The Borrower does not pay on due date any amount payable pursuant to this Loan Agreement at the place and in the currency in which it is expressed to be payable unless:

1.	its failure to pay is caused by:

i.	administrative or technical error; or

ii.	a Disruption Event; and

2.	payment is made within three Business Days of its due date

(b)	Other obligations

The Borrower fails to perform or observe any of its other obligations under the Loan unless this failure is remedied within 30 Business Days from the date on which the Borrower becomes aware of this failure.

(c)	Cross-acceleration

Any Indebtedness for Borrowed Money of the Borrower or of any of its subsidiaries becomes due and payable prematurely by reason of an event of default or fails to make any payment in respect of any Indebtedness for Borrowed Money or any security given by the Borrower becomes enforceable and any legal action is taken to enforce the same, unless the Indebtedness for Borrowed Money or other relative liability due and unpaid, either alone or when aggregated (without duplication) with other amounts of Indebtedness for Borrowed Money and/or other liabilities due and unpaid relative to all other events specified in this 10.(c) amounts to at least EUR 25,000,000 (or its equivalent in any other currency)

(d)	Ownership

The Borrower ceases to be an affiliate of Titan Group.

(e)	Cessation of business

The Borrower ceases or threatens to cease to carry on the whole or substantially the whole of its business, save for the purposes of (and followed by) a Permitted Reorganization.

(f)	Litigation

The Borrower initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganization or other similar laws (including the obtaining of a moratorium) or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors) or any meeting is convened to consider a proposal for an arrangement or composition with its creditors generally (or any class of its creditors)

(g)	Negative Pledge

So long as the Loan remains outstanding, the Borrower shall not and shall procure that none of its Subsidiaries will, create or permit to subsist any Security Interest upon the whole or any part of its present or future undertaking, assets or revenues (including uncalled capital) to secure any Relevant Indebtedness or any guarantee of Relevant Indebtedness without (a) at the same time or prior thereto securing the Loan equally and rateably therewith to the satisfaction of the Lender or (b) providing such other security or other arrangement which in the opinion of the Lender shall not be materially less beneficial to the Lender.

(h)	Pari passu ranking

The Borrower’s payment obligations under the Loan rank at least pari passu with the claims of all its other unsecured creditors, except for obligations mandatorily preferred by law applying to companies generally

(i)	Material Adverse Effect

Any event occurs (or circumstances exist) which in the opinion of the Lender, has or it is likely to have a Material Adverse Effect

11.	MISCELLANEOUS

a)

A certificate, or notice from the Lender as to the Lending Rate and/or the amount at any time due from the Borrower to the Lender under this Agreement will, in the absence of manifest error be conclusive.

b)	This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

c)	Any notice given in connection with this Agreement must be in English.

d)

Any communication in connection with this Agreement must be in writing and, unless otherwise stated, may be given in person, by post or fax and, unless the Lender specifies otherwise, by e-mail or other electronic communication (which will be treated as being in writing).

12.	ASSIGNMENT

The Borrower may not assign or transfer all or any of its rights under this Agreement without the consent of the Lender.

13.	GOVERNING LAW AND JURISDICTION

This Agreement will be governed by and shall be construed in accordance with English law and the Borrower and the Lender hereby submit to the jurisdiction of the English courts for all purposes relating to this Agreement.

SIGNED on behalf of the Borrower in Norfolk, Virginia, U.S.A and on behalf of the Lender in Norfolk, Virginia, U.S.A.

TITAN AMERICA LLC.

By:	/s/ Christopher R. Chater
Name: Christopher R. Chater
Title: Chief Accounting & Treasury Officer

By:	/s/ John W. Christy
Name: John W. Christy
Title: Chief Legal Counsel

TITAN GLOBAL FINANCE PLC

By:	/s/ Lawrence H. Wilt, Jr.
Name: Lawrence H. Wilt, Jr.
Title: Director

By:	/s/ Karen V. Fittler
Name: Karen Virginia Fittler
Title: Director

First Amendment to Agreement

This Amendment, effective as of December 22nd, 2018, modifies that certain ‘Loan Agreement’ (“Agreement”) by and between Titan Global Finance PLC, as Lender (“Lender”), and Titan America LLC, as Borrower (“Borrower”) dated March 8th, 2018.

For good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.

In clause 5.(b) ‘Repayment’, substitute the phrase ‘The Borrower may repay or prepay the Loan in whole or in part at any time with additional costs, subject to a prior notice of not less than three Business Days given by the Borrower to the Lender.’ with ‘The Borrower may repay or prepay the Loan in whole or in part at any time with additional costs, representing the approximate present value of lost interest for the remaining term, subject to a prior notice of not less than three Business Days given by the Borrower to the Lender.’

Any capitalized terms used in this First Amendment but not otherwise defined herein will have the meaning ascribed to such terms in the contract documents. All terms of the Agreement shall remain in full force and effect except to the extent modified by this First Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

Titan Global Finance PLC		Titan America LLC

By:	/s/ Lawrence H. Wilt, Jr.	By:	/s/ Christopher R. Chater
Name: Lawrence H. Wilt, Jr.		Name:	Christopher R. Chater
Title: Director		Title:	Chief Accounting & Treasury Officer
Date: 29 January 2019		Date:	29 January 2019

By:	/s/ Karen V. Fittler	By:	/s/ Jennifer Rafferty
Name: Karen Virginia Fittler		Name:	Jennifer Rafferty
Title: Director		Title:	VP & General Counsel
Date: 29 January 2019		Date:	29 January 2019

Second Amendment to Agreement

According to the new Corporate Guarantees Group Pricing Policy issued in 2020, Titan Cement International (TCI) the new parent company of the Group, will charge a Corporate Guarantee Spread with effective date January 1st 2020, for providing its corporate guarantee towards its subsidiaries for third party loans. Considering the above mentioned, TGF as the special funding vehicle of the Group passes through TCI’s charges as part of its funding cost, on a back-to-back basis, with the minimum additional charge of 0.05% (as per the Advance Thin Capitalisation Agreement (ATCA) signed between TGF and the UK tax authorities), to the Group’s entities to which TGF grants the funding received from third parties.

As a result this Amendment, effective as of January 15, 2020, modifies that certain ‘Loan Agreement’ (“Agreement”) by and between Titan Global Finance PLC, as Lender (“Lender”), and Titan America LLC, as Borrower (“Borrower”) dated March 8th 2018 as amended by the “First Amendment to Agreement” effective as of December 22nd 2018.

For good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.

‘Definitions’: Insert the definition of Corporate Guarantee Spread: “Corporate Guarantee Spread: additional charge from the parent company of the group TITAN CEMENT INTERNATIONAL SA (TCI) to TITAN AMERICA LLC (TALLC), through TITAN GLOBAL FINANCE (TGF), for its corporate guarantee to TGF under third party loans on a back-to-back basis in accordance with ATCA rules.

2.	In clause 6. (a): substitute the whole paragraph with: “The Borrower will pay interest on the Loan at a rate determined by the Lender to be the aggregate of:

i. 2.60 percent per annum; and

ii. 0.55 percent per annum Corporate Guarantee Spread applied from 01/01/2020

(such rate the Lending Rate)

The Lending Rate of 2.60% is applied until 01/01/2020 and the Lending rate of 3.15% (2.60% + 0.55%) is applied from 01/01/2020 until 15/11/2024.

Any capitalized terms used in this Second Amendment but not otherwise defined herein will have the meaning ascribed to such terms in the contract documents and in any previous amendments. All terms of the Agreement and previous amendments shall remain in full force and effect except to the extent modified by this Second Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

Titan Global Finance PLC		Titan America LLC

By:	/s/ Lawrence H. Wilt, Jr.	By:	/s/ Christopher R. Chater
Name: Lawrence H. Wilt, Jr.		Name:	Christopher R. Chater
Title: Director		Title:	Chief Accounting & Treasury Officer
Date: 10 October 2020		Date:	10 October 2020

By:	/s/ Karen V. Fittler	By:	/s/ Jennifer Rafferty
Name: Karen Virginia Fittler		Name:	Jennifer Rafferty
Title: Director		Title:	VP, General Counsel & Secretary
Date: 10 October 2020		Date:	10 October 2020

Third Amendment to Agreement

This Third Amendment, effective as of December 1st, 2022, modifies that certain ‘Loan Agreement’ (“Agreement”) by and between Titan Global Finance PLC, as Lender (“Lender”), and Titan America LLC, as Borrower (“Borrower”) dated March 8th 2018 as amended by the “First Amendment to Agreement” effective as of December 22nd 2018 and by the “Second Amendment to Agreement” effective as of January 1st 2020.

For good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.	Clause 6. (a): The Borrower will pay interest on the Loan at a rate determined by the Lender to be the aggregate of:

i. 2.60 per cent per annum spread until 01/12/2022

ii. 2.50 per cent per annum spread from 01/12/2022 until 15/11/2024

iii. 0.55 per cent per annum Corporate Guarantee Spread applied from 01/01/2020

(such rate the Lending Rate)

The Lending Rate of 2.60% is applied until 01/01/2020, the Lending rate of 3.15% (2.60% + 0.55%) is applied from 01/01/2020 until 01/12/2022 and the Lending rate of 3.05% (2.50% + 0.55%) is applied from 01/12/2022 until 15/11/2024.

Any capitalized terms used in this Third Amendment but not otherwise defined herein will have the meaning ascribed to such terms in the contract documents and in any previous amendments. All terms of the Agreement and previous amendments shall remain in full force and effect except to the extent modified by this Third Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

Titan Global Finance PLC		Titan America LLC

By:	/s/ Nikolaos Andreadis	By:	/s/ Lawrence H. Wilt, Jr.
Name: Nikolaos Andreadis		Name:	Lawrence H. Wilt, Jr.
Title: Director		Title:	VP & CFO
Date: 2022		Date:	2022

By:	/s/ Karen V. Fittler	By:	/s/ Christopher R. Chater
Name: Karen Virginia Fittler		Name:	Christopher R. Chater
Title: Director		Title:	Chief Accounting & Treasury Officer
Date: 2022		Date:	2022

Fourth Amendment to Agreement

This Fourth Amendment, effective as of April 29th, 2024, modifies that certain ‘Loan Agreement’ (“Agreement”) by and between Titan Global Finance PLC, as Lender (“Lender”), and Titan America LLC, as Borrower (“Borrower”) dated March 8th 2018 as amended by the “First Amendment to Agreement” effective as of December 22nd 2018, by the “Second Amendment to Agreement” effective as of January 1st 2020 and by the “Third Amendment to Agreement” effective as of December 1st 2022 (together “the Previous Amendments”).

For good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.	WHEREAS: (B): The Lender has agreed to make available to the Borrower a loan of EUR 100,000,000.-

2.

Clause 2. (a): The Lender will advance to the Borrower on May 16th 2024, an additional loan in the amount of EUR 25,000,000, which will result in the total loan amount to be equal to EUR 100,000,000 (the “Loan Amount”).

3.	Clause 5. (a): The Loan shall be repaid by the Borrower in full (bullet payment) on June 11th, 2029 (the “Repayment Date”).

4.	Clause 6. (a): The Borrower will pay interest on the Loan at a rate determined by the Lender to be the aggregate of:

i. 2.50 per cent per annum until 16 May 2024

ii. 4.25 per cent per annum from 16 May 2024 until the Repayment Date

iii. 0.55 per cent per annum Corporate Guarantee Spread effective until the Repayment Date, (such rate the “Lending Rate”).

5.

Clause 6. (b): Interest will accrue from day to day on the outstanding amount of the Loan and be payable in arrears on the last day of each successive period (each an “Interest Period”). The first Interest Period is expiring on 16 May 2024 and the second Interest Period will be 16 May 2024 through 11 June 2024. Each subsequent Interest Period commences at the end of the preceding one and will be for six months, namely 11 December 2024, 11 June 2025, 11 December 2025, 11 June 2026, 11 December 2026, 11 June 2027, 10 December 2027, 9 June 2028, 11 December 2028, 11 June 2029. Interest accrued to the date on which the Loan is prepaid or repaid will be paid on the prepayment or repayment date.

Interest for all interest periods is calculated as follows: the actual number of days in the period from and including the date from which interest begins to accrue (the “Accrual Date”) to but excluding the date on which it falls due divided by (b) two times the actual number of days from and including the Accrual Date to but excluding the next following interest payment date.

1

6.	Clause 7 .: The Borrower will pay an amount of EUR 423,500.00 as Arrangement Fees to the Lender, not later than one month after the date of this Fourth Amendment.

7.

Clause 8. (a): All payments made by the Borrower are to be made in immediately available cleared funds, in the relevant currency and for value on the due date to a designated account, such account to have been notified in writing to the other party at least three Business Days in advance of the relevant payment. Unless the Lender advises the Borrower in writing otherwise, the account into which the Borrower must make all payments to the Lender (including, for the avoidance of doubt, payments of interest) is its account with IBAN number FR7630056000280028014071955with HSBC France (SWIFT-BIC: CCFRFRPP) or such other account as the Lender may notify to the Borrower.

Any capitalized terms used in this Fourth Amendment but not otherwise defined herein will have the meaning ascribed to such terms in the Agreement and in the Previous Amendments. All terms of the Agreement and Previous Amendments shall remain in full force and effect except to the extent modified by this Fourth Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.

Titan Global Finance PLC		Titan America LLC

By:	/s/ Nikolaos Andreadis	By:	/s/ Lawrence H. Wilt, Jr.
Name: Nikolaos Andreadis		Name:	Lawrence H. Wilt, Jr.
Title: Director		Title:	CFO
Date: 29/4/2024		Date:	April 29 2024

By:	/s/ Karen V. Fittler	By:	/s/ Christopher R. Chater
Name: Karen Virginia Fittler		Name:	Christopher R. Chater
Title: Director		Title:	Chief Accounting and Treasury Officer
Date: 29/4/2024		Date:	29/4/2024

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